                                                                EXHIBIT 99.1

MEMORANDUM

To:                  Energy West, Incorporated
                     Directors and Executive Officers

From:                John Allen

Re:                  Notice of Blackout Period

Date:                November 17, 2004

         The Energy West, Incorporated Retirement Savings Plan (the "Plan") will be changing its recordkeeper from Davidson Trust Company to Amvescap Retirement, effective December 1, 2004. The change is being made as part of our effort to streamline employee benefits across the Company. The transition from Davidson to
Amvescap Retirement will require that a blackout period be imposed on Plan participants' ability to direct or diversify investments in their Plan accounts or obtain a loan or distribution, from November 17, 2004 through the week of
December 20, 2004 (the "Blackout Period"). The Plan holds shares of Energy West,
Incorporated common stock, par value $.15 per share.

         As a director or executive officer of Energy West, Incorporated (the
"Company"), you are subject to the restriction imposed by Section 306(a) of the
Sarbanes-Oxley Act of 2002, which prohibit certain transactions involving
Company securities during the Blackout Period. During the Blackout Period you are not permitted to, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity securities of the Company.

         The blackout Period will commence on November 17, 2004, and end during the week of December 20, 2004. During the week of December 20, 2004, you may obtain, without charge, information as to whether the Blackout Period has ended by contacting Melany Villeneuve at (406) 791-7500.

         If you have any questions regarding this notice or whether a transaction involving Energy West stock is prohibited during the Blackout
Period, please contact me at (406)791-7503, or at Energy West, Incorporated,
P.O. Box 2229, Great Falls, MT 59403.